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                  KPMG LLP
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                  New York, NY 10154






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements on Form S-3 {No. 333-03224, No. 333-45415, No. 333-06785 and No. 333-42226) and
 Form S-8 {No. 33-49017, No. 33-98210 and 333-49017) of AXA Financial, Inc. of
 our reports dated February 24, 2006, with respect to the consolidated statements of income, changes in partners' capital and comprehensive income and cash flows of AllianceBernstein L.P. and subsidiaries for the year ended December 31, 2005 and the December 31, 2005 financial statement schedule, which reports are incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2007.




/s/ KPMG LLP
New York, New York
March 12, 2008










             KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative